SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

Forever Valuable Collectibles, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

FOREVER VALUABLE COLLECTIBLES, INC.
535 16th Street, Suite 820
Denver, Colorado 80202

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about April __, 2013 to the stockholders of record as of the close of business on April ___, 2013 of the common stock of Forever Valuable Collectibles, a Colorado corporation (“Forever Valuable”).

The Board of Directors of Forever Valuable and one stockholder holding an aggregate of 11,495,000 shares of common stock issued and outstanding as of April __, 2013, have approved and consented in writing to the actions described below.  Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under Title 7 of the Colorado Revised Statutes (“C.R.S.”) and Forever Valuable’s Articles of Incorporation and Bylaws to approve the actions.  Accordingly, the actions will not be submitted to the other stockholders of Forever Valuable for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTIONS BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDER

GENERAL

Forever Valuable will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Forever Valuable will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Forever Valuable’s common stock.

Forever Valuable will only deliver one Information Statement to multiple stockholders sharing an address unless Forever Valuable has received contrary instructions from one or more of the stockholders. Upon written or oral request, Forever Valuable will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any stockholder or stockholders sharing an address to which multiple copies are now delivered.  You should direct any such requests to the following address:  Forever Valuable Collectibles, Inc., 535 16th Street, Suite 820, Denver CO  80202, Attention: Ms. Jodi Stevens, President.  Ms. Stevens may also be reached by telephone at 303-537-1000.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Forever Valuable’s Articles of Incorporation, its Bylaws and the Colorado Revised Statutes Section 7- 107 – 104 (“C.R.S.”), a vote by the stockholders of at least a majority of Forever Valuable’s outstanding capital stock is required to effect the action described herein.  Forever Valuable’s Articles of Incorporation does not authorize cumulative voting.  As of the record date, Forever Valuable had 12,012,600 shares of common stock issued and outstanding.  The voting power representing not less than 51% shares of common stock is required to pass any stockholder resolutions.  The consenting stockholder is the record and beneficial owner of 11,495,000 shares of common stock, which represents approximately 95.69% of the issued and outstanding shares of Forever Valuable’s common stock.  Pursuant to CRS Title 7, the consenting stockholder voted, with the Board of Directors, in favor of the actions described herein in a joint written consent, dated effective March __, 2013.   No consideration was paid for the consent.  The consenting stockholder’s name, affiliation with Forever Valuable, and their beneficial holding are as follows:

Name	Beneficial Stockholder and Affiliation	No. of Shares Beneficially Held	Percentage
Jodi Stevens	President, Treasurer, Secretary, Director, and Greater than 10% holder of common stock(1)	11,495,000	95.69%

 (1) A total of 11,475,000 shares are owned of record jointly by Robert and Jodi Stevens through SHC, LLC. In addition, X-Clearing Corporation, owns 20,000 shares. Ms. Stevens has beneficial ownership and control of all of the shares. The address of Ms. Stevens, SHC, LLC and X-Clearing Corporation is c/o Forever Valuable, Inc., 535 16th Street, Suite 820, Denver, CO  80202.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April [__], 2013, certain information regarding the ownership of Forever Valuable’s capital stock by each director and executive officer of Forever Valuable, each person who is known to Forever Valuable to be a beneficial owner of more than 5% of any class of Forever Valuable’s voting stock, and by all officers and directors of Forever Valuable as a group.  Unless otherwise indicated below, to Forever Valuable’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within sixty (60) days of April [__], 2013 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 12,012,600 shares of common stock issued and outstanding on a fully diluted basis, as of April [__], 2013.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	Number of Shares	PERCENT OF CLASS (2)
Jodi Stevens(1) President, CEO, CFO, Secretary, Treasurer, Director and greater than 10% holder of common stock	11,495,000	95.69%

All officers and directors as a group (1 person)	11,495,000 (common stock)	95.69%

(1) A total of 11,475,000 shares are owned of record jointly by Robert and Jodi Stevens through SHC, LLC. In addition, X-Clearing Corporation, owns 20,000 shares. Ms. Stevens has beneficial ownership and control of all of the shares. The address of Ms. Stevens, SHC, LLC and X-Clearing Corporation is c/o Forever Valuable, Inc., 535 16th Street, Suite 820, Denver, CO  80202.

CHANGE IN CONTROL

As set forth in the Company’s most recent filing with the Securities & Exchange Commission on Form 8-K, the Company entered into a material definitive agreement that will result in a change of control of the Company if completed.  Pursuant to the terms of the material definitive agreement no issued and outstanding warrants to purchase the Company's common stock will be exercised, all will be canceled prior to Closing.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDER

The following action was taken based upon the unanimous recommendation of the Board of Directors and the written consent of the consenting stockholders:

I.           APPROVAL TO AMEND THE ARTICLES OF INCORPORATION TO EFFECT A CHANGE OF NAME OF THE COMPANY FROM “FOREVER VALUABLE, INC.” TO “AEGEA, INC.”

On March 12, 2013 the Board of Directors and the consenting stockholders adopted and approved a resolution to amend our Articles of Incorporation to effect a name change from “Forever Valuable, Inc.” to “AEGEA, Inc.” which will also result in a corporate stock symbol change.

The voting and other rights that accompany the Company’s securities will not be affected by the change in the Company’s corporate name. The Company’s stock symbol, which is currently “FVBC” and its CUSIP number, will both change as a result of the name change. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name. Your existing certificate will continue to represent shares of the Company’s common stock as if the name had not changed. The Company’s transfer agent will issue stock certificates with the Company’s new name as stock certificates are sent in upon transfers of shares by existing stockholders at the expense of the shareholder.

II.           APPROVAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON AND PREFERRED STOCK

On March 12, 2013 the Board of Directors and the consenting stockholder adopted and approved a resolution to effect an amendment to our Articles of Incorporation to increase the number of shares of authorized common stock from 50,000,000 shares of common stock, no par value per share, to 1,000,000,000 shares of common stock, .001 par value per share and to increase our undesignated preferred stock issuable from 1,000,000 to 100,000,000.   Such amendment is referred to herein as the “Authorized Shares Amendment.”

Designation of Series A Convertible Preferred Stock

In anticipation of the consummation of the acquisition of AEGEA, LLC and Energis Petroleum, LLC as described more fully in Forever Valuable’s Current Report filed on Form 8-K filed with the Securities & Exchange Commission on April 4, 2013; and pursuant to Title 7 of the C.R.S., Forever Valuable’s Articles of Incorporation and Bylaws, the Board of Directors approved the designation and issuance of 100 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”). The Preferred Stock has a Stated value of $1.00 per share and is convertible into shares of the Company’s Common Stock on a one for one basis, subject to a proportional adjustment in the event of stock splits, stock dividends and similar corporate events. The Preferred Stock is convertible at any time after issuance at the option of the holder and automatically upon the closing of a financing to the Company of no less than $10,000,000 in debt, equity or a combination thereof (a “Financing Transaction”). The Preferred Stock has a liquidation preference which allows the holders to receive 100% of the membership interests of Energis Petroleum, LLC in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company.  The holders of the Preferred Stock have no voting rights, except for those granted by statute and as to the real property asset owned by Energis, no transfer, encumbrance, improvement or other alteration shall be made without the majority vote of the holders of the shares of Preferred Stock. This special voting right shall only be exercisable as long as the Preferred Stock has not been converted, and (i) if the Company has not completed the Financing Transaction by March 21, 2014, thereafter the right may be exercised or (ii) if the Company has not entered into a firm commitment for the Financing Transaction by September 20, 2013, thereafter the right may be exercised. Further, the holders of the Preferred Stock have the right to have their shares redeemed by the Company in exchange for 100% of the Energis Petroleum, LLC membership interests upon the occurrence of certain triggering events which include: (i) the Company’s failure to enter into a firm commitment for a Financing Transaction; (ii) the Company fails to close on a Financing Transaction no later than 12 months after the closing date (the “Closing Date”) as provided for in the Share Exchange Agreement entered into among the Company, AEGEA, LLC, Energis Petroleum, LLC and their members dated as of March 30, 2013; (iii) the suspension from trading or failure of the Company’s Common Stock to be quoted on the OTCBB for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period; (iv) the bankruptcy, insolvency, or reorganization of the Company or its subsidiaries in addition to other creditor or Company initiated actions as it relates to the solvency of the Company; or (v) the Company breaches any material representation, warranty, covenant or other term or condition of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock or the Share Exchange Agreement, except, in the case of a breach of a covenant which is curable, only if such breach remains uncured for a period of at least ten (10) days. The Preferred Stock also contains restrictive covenants that limit certain activities of the Company.  The primary purpose of the liquidation preference, the optional redemption and the restrictive covenants is to provide the exchanging members of Energis Petroleum, LLC with assurances that the Company will receive additional funding of at least $10 million and to provide a mechanism for them to have their membership interests returned in the event that the Company does not receive such funding.

Purpose of Name Change and Authorized Shares Amendment

The Board of Directors believed that it was in the best interests of Forever Valuable to implement the name and symbol change and the Authorized Share Amendment in anticipation of the consummation of the acquisition of AEGEA, LLC and Energis Petroleum, LLC as described more fully in Forever Valuable’s Current Report filed on Form 8-K filed with the Securities & Exchange Commission on April 4, 2013. Currently, Forever Valuable has 50,000,000 shares of common stock authorized, of which 12,012,600 shares are issued and outstanding and 1,000,000 shares of undesignated preferred stock of which none are issued and outstanding.  As a result of the Authorized Shares Amendment, Forever Valuable will have 1,000,000,000 shares of shares of common stock authorized for issuance, of which 987,998,740 will be available for issuance and 100,000,000 shares of undesignated preferred stock available for issuance, none of which is issued and outstanding.

Any additional issuance of common or preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of Forever Valuable by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of Forever Valuable.  Shares of common or preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of Forever Valuable by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board of the Directors to issue such additional shares of common stock and/or designate one or more series or classes of preferred stock for issuance could discourage an attempt by a party to acquire control of Forever Valuable by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause.  Moreover, the issuance of such additional shares of common or preferred stock to persons whose interests are aligned with that of the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the increase in the number of shares of common and preferred stock authorized may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages.  To the extent that the increase in the number of shares of authorized may have anti-takeover effects, the amendment may encourage persons seeking to acquire Forever Valuable to negotiate directly with the Board of Directors, enabling the Board of Directors to consider a proposed transaction in a manner that best serves the stockholders’ interests.

The Board believes that it is advisable and in the best interests of Forever Valuable to have available additional authorized but unissued shares of common stock and undesignated preferred stock in an amount adequate to provide for Forever Valuable’s future needs.  The unissued shares of common stock and the designation of one or more classes or series of preferred stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.   Forever Valuable has no present plans or commitments for the issuance or use of the proposed additional shares of common and/or preferred stock in connection with any financing.

The Authorized Shares Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of Forever Valuable in effect on the date of this Information Statement.  However, Forever Valuable stockholders should note that the availability of additional authorized and unissued shares of common stock or undesignated preferred stock could make any attempt to gain control of Forever Valuable or the Board of Directors more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove management.  Forever Valuable is not aware of any proposed attempt to take over Forever Valuable or of any attempt to acquire a large block of Forever Valuable’s stock.  Forever Valuable has no present intention to use the increased number of authorized common or undesignated preferred stock for anti-takeover purposes.

Effective Date of Proposed Amendments

Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended, the name change and increase in the Company’s authorized capital (the “Charter Amendments”) shall be effective at such future date as determined by the Board of Directors, as evidenced by the filing of Amendment to the Articles of Incorporation  with the Secretary of State of Colorado.  The Company expects to file the Charter Amendments with the Secretary of State of Colorado on or after [___], 2013, but in no event earlier than the 20th day after this Information Statement is first mailed or furnished to our stockholders.

ADDITIONAL INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith.  Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge.  Requests for such documents should be directed to Corporate Secretary, at:  Forever Valuable, Inc., 535 16th Street, Suite 820, Denver, CO  80202, telephone 303-537-1000.

Forever Valuable is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates.  The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

COMPANY CONTACT INFORMATION

All inquiries regarding Forever Valuable should be addressed to Jodi Stevens, President, at Forever Valuable’s principal executive offices, at:  Forever Valuable Collectibles, Inc., 535 16th Street, Suite 820, Denver, CO  80202. Ms. Stevens may also be reached by telephone at 303-537-1000.

APPENDIX A

Colorado Secretary of State
Date and Time: __________________
ID Number: 20071541870
Document Number: ______________
Amount Paid: $25.00

[Form of] Articles of Amendment
filed pursuant to §7-90-301, et seq. and §7-80-209 of the Colorado Revised Statutes (C.R.S.)

1. Entity name: FOREVER VALUABLE COLLECTABLES, INC.
(If changing the name of the limited liability company, indicate name BEFORE the name change)

2. New Entity name: AEGEA, INC.
( if applicable)

3. Use of Restricted Words (if any of these □ “bank” or “trust” or any derivative thereof
□ “credit union” □ “savings and loan”
□ “insurance, “casualty, “mutual, or “surety”

4. Other amendments, if any, are attached.

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.	If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires : _____________________ (mm/dd/yyyy)

OR

If the corporation’s period of duration as amended is perpetual, mark this box: ☒

7. (Optional) Delayed effective date: ___N/A___________________
(mm/dd/yyyy)

8. Name(s) and address(es) of the
individual(s) causing the document
to be delivered for filing: Stevens Jodi
(Last) (First) (Middle) (Suffix)

535 16 th Street, Suite 820
(Street name and number or Post Office Box information)

Denver CO 80202
(City) (State) (Postal/Zip Code)

________ ___ ____________ ______________
(Province – if applicable) (Country – if not US)

Apprendix A - Page 1

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
FOREVER VALUABLE COLLECTABLES, INC.

This Attachment is incorporated into the Amended and Restated Articles of Incorporation of Forever Valuable Collectables, Inc., a Colorado business corporation (“Corporation”), and is adopted in accordance with the provisions of the Colorado Business Corporation Act, as amended (the “Act”).

ARTICLE I

Name

The name of the corporation is “AEGEA, Inc.”

ARTICLE II

Authorized Shares

Section 1: Number. The aggregate number of shares which the Corporation shall have authority to issue is One Billion (1,000,000,000) Common Shares of one class, with unlimited voting rights, all with no par value, and One Hundred Million (100,000,000) Preferred Shares, to have such par value, classes and preferences as the Board of Directors may determine from time to time.

Section 2: Dividends. Dividends in cash, property or shares of the Corporation may be paid upon the stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.

ARTICLE III

Preemptive Rights

The holders of the capital stock of this Corporation shall not have the preemptive right to acquire additional unissued shares or treasury shares of the capital stock of this Corporation, or securities convertible into shares of capital stock or carrying capital purchase warrants or privileges.

ARTICLE IV

Cumulative Voting

Cumulative voting of shares of stock of the Corporation shall not be allowed or authorized in the election of the Board of Directors of the Corporation.

ARTICLE V

Provisions for Regulation of the
Internal Corporate Affairs

The following provisions are inserted for the management of the business and for the regulation of the internal affairs of the Corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

Apprendix A - Page 2

Section 1: Bylaws. The Board of Directors shall have the power to adopt, alter, amend or repeal, from time to time, such Bylaws as it deems proper for the management of the affairs of the Corporation, according to these Articles and the laws in such cases made and provided.

Section 2: Executive Committee. The Bylaws may provide for designation by the Board of Directors of an Executive Committee and one or more other committees, the personnel and authority of which and the other provisions relating to which shall be as may be set forth in the Bylaws.

Section 3: Place of Meetings. Both Stockholders' and Directors' meetings may be held either within or without the State of Colorado, as may be provided in the Bylaws.

Section 4: Compensation to Directors. The Board of Directors is authorized to make provisions for reasonable compensation to its members for their services as Directors. Any Director of the Corporation may also serve the Corporation in any other capacity and receive compensation therefor in any form.

Section 5: Conflicts of Interest. No transaction of the Corporation with any other person, firm or corporation, or in which this Corporation is interested, shall be affected or invalidated solely by: (a) the fact that any one or more of the Directors or Officers of this Corporation is interested in or is a director or officer of another corporation; or (b) the fact that any Director or Officer, individually or jointly with others, may be a party to or may be interested in any such contract or transaction.

Section 6: Registered Owner of Stock. The Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, on the part of any other person, including, but not limited to, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. The purchaser, assignee or transferee of any of the shares of the Corporation shall not be entitled to: (a) receive notice of the meetings of the Shareholders; (b) vote at such meetings; (c) examine a list of the Shareholders; (d) be paid dividends or other sums payable to Shareholders, or (e) own, enjoy or exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee or transferee has become the registered holder of such shares.

Section 7: Conduct of Business. The Corporation may conduct part or all of its business, not only in the State of Colorado, but also in every other state of the United States and the District of Columbia, and in any territory, district and possession of the United States, and in any foreign country, and the Corporation may qualify to do business in any of such locations and appoint an agent for service of process therein. The Corporation may hold, purchase, mortgage, lease and convey real and personal property in any of such locations. Part or all of the business of the Corporation may be carried on beyond the limits of the State of Colorado, and the Corporation may have one or more offices out of the State of Colorado.

Section 8: Action of the Shareholders. To the fullest extent now or hereafter permitted by the Colorado Business Corporation Act, the vote or consent of a majority of the issued and outstanding shares of the Corporation entitled to vote on such matter shall be sufficient to approve any matter requiring shareholder action, including, but not limited to, the right from time to time, to amend, alter or repeal, or add any provisions to, the Corporation's Articles of Incorporation. Shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take at an action at any meeting at which the requisite number of shares entitled to vote thereon were present and voted may consent, in lieu of a meeting, to such action in writing in accordance with the procedures of the Colorado Business Corporation Act, as then currently in place from time to time.

Apprendix A - Page 3

Section 9: Quorum For Voting. A quorum of Shareholders for any matter to come before any meeting of Shareholders of the Corporation shall consist of one-third of the issued and outstanding shares entitled to vote on the matter, except where a greater number is specifically required by the provisions of the Colorado Business Corporation Act, as then currently in place from time to time.

Section 10: Restrictions on Stock. The Directors shall have the right, from time to time, to impose restrictions or to enter into agreements on behalf of the Corporation imposing restrictions on the transfer of all or a portion of the Corporation's shares, provided that no restrictions shall be imposed on the transfer of shares outstanding at the time the restrictions are adopted unless the holder of such shares consents to the restrictions.

Section 11: Indemnification of Directors. A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for damages for breach of fiduciary duty as a director of the Corporation or to its shareholders for damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the foregoing, the liability of each director shall be eliminated or limited to the fullest extent permitted under the provisions of the Colorado Business Corporation Act as so amended. Any repeal or modification of the indemnification provided in these Articles shall not adversely affect any right or protection of a director of the Corporation under these Articles, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this limitation of liability, prior to such repeal or modification.

Section 12: Indemnification. The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including, but not limited to, attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

Apprendix A - Page 4

Exhibit A

[Form of]
Certificate of Designations, Preferences
and Rights of Series A Convertible Preferred Stock
of
Forever Valuable Collectables, Inc.

FOREVER VALUABLE COLLECTTIBLES, INC., (the "Company"), a corporation organized and existing under the laws of the State of Colorado, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Articles of Incorporation of the Company and pursuant to Article 106 of the Colorado Business Corporation Act, the Board of Directors of the Company by written action effective as of March [__], 2013, adopted resolutions providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of One Hundred (100) shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") of the Company:

Approval of Designation and Issuance of Series A Convertible Preferred Stock

RESOLVED, That pursuant to the authority conferred upon the Board of Directors of the Company by the Articles of Incorporation of the Company and pursuant to Article 106 of the Colorado Business Corporation Act, the Board of Directors of the Company, by written action effective as of March [__], 2013, thereby created and authorized the issuance of a series of shares of preferred stock, par value $0.001 per share, of the Company, such shares to be called “Series A Convertible Preferred Stock” or the “Preferred Stock.”

RESOLVED FURTHER, That the aggregate number of shares the Series A Convertible Preferred Stock available for issuance shall be 100 shares with a stated value of $1.00 per share (the “Stated Value”).

RESOLVED FURTHER, That the Board of Directors of the Company hereby establishes the voting right, liquidation preference, conversion right and other such rights and preferences, privileges and restrictions as set forth herein. All rights not specifically set forth below are reserved by the Company.

Rights, Preferences and Restrictions of the Series A Convertible Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below.

1.           Liquidation, Dissolution, Winding-Up.

(a)
Beginning on the date of issuance of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of the Preferred Stock shall be entitled to receive all of the membership interests of ENERGIS PETROLEUM, LLC, a Florida limited liability company (“Energis”)  and such cash out of the assets of the Company, whether from capital or from earnings, available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of the common stock or holders of shares of other classes or series of capital stock of the Company, an amount equal to value of the assets of Energis together with the Stated Value per share of the Preferred Stock outstanding, provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of the Preferred Stock because there is insufficient cash available, then each holders of shares of the Preferred Stock shall receive a percentage of the Preferred Funds equal to said holder’s percentage ownership of outstanding Preferred Stock.

Exhibit A -- Page 1

(b)
Preferred Rank.  All shares of the Company’s common stock (the “Common Stock”) shall be of junior rank to all Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Stock. Without the prior express written consent of the holders of a majority of the Preferred Stock, the Company shall not hereafter authorize or issue additional or other Capital Stock that is of senior or pari-passu rank to the Preferred Stock in respect of the preferences as to distributions and payments upon liquidation, dissolution and winding up of the Company. The Company shall be permitted to issue preferred stock that is junior in rank to the Preferred Stock in respect of the preferences as to dividends and other distributions, amortization and redemption payments and payments upon the liquidation, dissolution and winding up of the Company. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Stock shall maintain their relative powers, designations and preferences provided for herein (except that the Preferred Shares may not be pari passu with, or junior to, any capital stock of the successor entity) and no merger shall result inconsistent therewith.

2.           Conversion of Preferred Stock.

(a)
Mandatory Conversion.  Each share of the Preferred Stock shall automatically convert into one fully paid non-assessable share of the Company’s Common Stock upon the closing of a financing to the Company of no less than $10,000,000 in debt, equity or a combination thereof (a “Financing”).

(b)	Conversion at Option of Holders. The holders of the Preferred Stock (the “Holders”) shall have a right to convert the Preferred Stock into shares of the Common Stock at any time after issuance.

(c)
Conversion Ratio.  Each share of the Preferred Stock shall be convertible into one (1) share of the Company’s fully paid non-assessable Common Stock (the “Conversion Ratio”) (subject to adjustment as described in Section 2(e), below).

(d)
Receipt of Common Shares Upon Conversion.  Before any holder of Preferred Stock shall be issued certificates representing shares of Common Stock upon conversion, the holders shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or at its transfer agent for the Preferred Stock. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.  Such conversion shall be deemed to have been made as described in Section 2(b) above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

Exhibit A -- Page 2

(e)
Adjustments to Conversion Ratio.  In the event that the Company should fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by the holder for such shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Ratio shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.  Similarly, in the event that the Company should effectuate of a reverse split or recapitalization of the outstanding shares of Common Stock then, as of effective date of such reverse split or recapitalization, the applicable Conversion Ratio shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding and those issuable with respect to Common Stock Equivalents.

(f)
Notice of Adjustment.  Upon the occurrence of each event which would cause adjustment or readjustment of the Preferred Stock pursuant to this Section 2, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon written request, furnish or cause to be furnished to the holders of Preferred Stock a like certificate setting forth (i) such adjustment or readjustment; (ii) the relevant Conversion Ratio; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

(g)
Reservation of Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effectuating the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in its best efforts to obtain the requisite shareholder approval of any necessary amendment to its certificate of incorporation.

3.           No Fractional Shares.  No fractional shares shall be issued upon the conversion of shares of Preferred Stock and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share.

4.           Voting Rights-Transactions effecting Energis.  The holders of the Preferred Stock shall have no voting rights, except as required by applicable laws and regulations and as  specifically set forth as follows:

(a)
No transfer, encumbrance, improvement or other alteration shall be made to the real property asset owned by Energis, the wholly owned subsidiary of the Company, without the majority vote of the holders of the shares of Preferred Stock

Exhibit A -- Page 3

(b)	This special voting right shall only be exercisable as long as:

(A)	the Preferred Stock has not been converted, and

(B)
(i) if the Company has not received at least $10 million in financing by June 1, 2014, thereafter the right may be exercised or (ii) if the Company has not received a firm commitment for at least $10 million in financing by December 1, 2014, thereafter the right may be exercised. Such financing may be in the form of debt or equity or a combination thereof.

5.  Redemption at Option of Holders.

(a)	Triggering Event. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:

(i)
the Company does not enter into a binding commitment for financing with a third party to provide no less than $10,000,000 in net debt, equity or a combination thereof, to the Company (a "Financing") no later than six months after the Closing Date as defined in the Share Exchange Agreement entered into by and among Aegea, LLC, it’s members, Energis, its members and the Company(the “Exchange Agreement”);

(ii)	the Company does not close on the Financing no later than twelve months after the Closing Date;

(iii)
the suspension from trading or failure of the Common Stock to be quoted on the OTCBB for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

(vii)
the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its subsidiaries of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its subsidiaries under any applicable Federal or State law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

Exhibit A -- Page 4

(viii)
the commencement by the Company or any of its subsidiaries of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any of its subsidiaries in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its subsidiaries or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its subsidiaries in furtherance of any such action; or

(ix)
the Company materially breaches any representation, warranty, covenant or other term or condition of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock or the Share Exchange Agreement , except, in the case of a breach of a covenant which is curable, only if such breach remains uncured for a period of at least ten (10) days.

(b)
Redemption Option Upon Triggering Event. In addition to all other rights of the Holders contained herein, after a Triggering Event, each Holder shall have the right, at such Holder’s option, to require the Company to redeem all of such Holder’s Preferred Shares in exchange for the number of Membership Interests of Energis as set forth on Exhibit A (the “Redemption Price”).

(c)
Mechanics of Redemption at Option of Buyer. Within three (3) business days after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to each Holder. At any time after the earlier of a Holder’s receipt of a Notice of Triggering Event and such Holder becoming aware of a Triggering Event, any Holder of Preferred Shares then outstanding may require the Company to redeem up to all of such Holder’s Preferred Shares by delivering written notice thereof via facsimile or overnight courier (“Notice of Redemption at Option of Holder”) to the Company, which Notice of Redemption at Option of Holder shall indicate the number of Preferred Shares that such Holder is electing to redeem.

(d)
Payment of Redemption Price. Upon the Company’s receipt of a Notice(s) of Redemption at Option of Buyer from any Holder, the Company shall within five (5) days of such receipt notify each other Holder by facsimile of the Company’s receipt of such notice(s). The Company shall deliver on the fifth (5th) business day after the Company’s receipt of the first Notice of Redemption at Option of Holder (the “Triggering Event Redemption Date”) the applicable Redemption Price to all Holders that deliver a Notice of Redemption at Option of Holder prior to the fifth (5th) business day after the Company’s receipt of the Notice of Redemption at Option of Holder. To the extent redemptions required by this Section are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments.

Exhibit A -- Page 5

6    Other Rights of Holders.

(a)
Special Restrictions on Company Activities.  The Company hereby covenants and agrees that, notwithstanding any vote or consent of the Board or the shareholders of the Company, the Company shall not, and shall not enter into any commitment to, do any of the following things or perform any action that is designed to effect or cause any of the following things without the prior written approval of the Holders:

(a)
except as expressly contemplated by this Certificate of Designations, directly or indirectly redeem, purchase or otherwise acquire, any shares of the Company’s Common Stock (including, without limitation, warrants, options and other rights to acquire Common Stock);

(b)
(i) merge or consolidate with any entity and immediately following such transaction the holders of the Common Stock of the Company outstanding immediately prior thereto hold Common Stock representing fifty percent (50%) or less of the combined voting power of the voting Common Stock of the Company or the surviving person outstanding immediately after such transaction, or (ii) sell all or substantially all of the Company’s assets;

(c)	increase or decrease the number of directors of the Board;

(d)	sell, lease or otherwise dispose of assets, other than sales or dispositions in the ordinary course of business;

(e)
enter into, amend, modify, waive or otherwise change any provision of any  agreement, contract or understanding (written or oral) to which the Company is a party and which is material to the Company’s business, operations or financial condition (“Material Agreement”);

(f)	transfer, assign, subcontract, sell or otherwise change the ownership or transfer of reduce the benefits available to the Company under any Material Agreement;

(g)	liquidate or dissolve the Company;

(h)
effect a recapitalization or reorganization in any form of transaction if such transaction would result in the Common Stock of the Company being converted or exchanged in any manner for an equity security having rights or preferences senior in any manner to the rights or preferences of the Preferred Stock;

(i)
enter into the ownership, active management or operation of any business that is substantially different from the business of the Company as currently conducted or as contemplated as of the date of this Agreement;

(j)	appoint or remove the Company’s accountants or make any changes in the accounting methods or policies of the Company (other than as required by GAAP);

(k)
except for transactions on terms no less favorable to the Company than those available from unaffiliated parties in arms’ length negotiations, engage in any transaction with any of its shareholders, any directors or any management employee, or any of their respective Affiliates or members of their family.

Exhibit A -- Page 6

The special restrictions on Company activities set forth in this Section shall be effective until the time that the Preferred Stock is converted to Common Stock in accordance with the Articles of Incorporation, as amended by the Certificate of Designation of the Preferred Stock.

(b)	Company Activities Requiring Board Approval. The Company shall not, and shall not cause any of its subsidiaries to do the following, without the approval of the Board:

(a)
except as expressly contemplated by this Agreement or pursuant to agreements previously authorized under this Section, authorize, issue or enter into any agreement providing for the creation, authorization, issuance, repurchase or redemption (contingent or otherwise) of any debt securities outside of the ordinary course of business or any Common Stock (or any derivative securities convertible into or exercisable or exchangeable for any such debt securities or Common Stock);

(b)
acquire any material assets or an interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, in each case, outside of the ordinary course of business; provided that approval by the Board of this clause (ii) shall require the affirmative vote of a majority of the directors;

(c)
create, incur, assume, guarantee or suffer to exist, any indebtedness other than indebtedness in existence on the date hereof, trade debt and borrowings under any revolving credit facility approved pursuant to this Section  and indebtedness in the ordinary course of business;

(d)	declare or pay any dividends other than dividends paid out of retained earnings; or

(e)
directly or indirectly change the compensation, benefits and/or perquisites of any employee who has entered into a written employment agreement or of any other executive officer, or enter into any additional employment agreements;

(f)	approve the Company’s annual budget and any material changes thereto;

(g)
except for a Financing transaction, engage any managing underwriter or investment banking firm related to the issuance of Common Stock or equity equivalents or a material disposition of the Company’s assets;

(h)	establish any bonus, profit sharing, pension arrangement or other non-equity based incentive for executive officers, except as reflected in any budget approved pursuant to this Section; or

(i)
create any material mortgage, charge, lien or other encumbrance upon any of the Company’s or any of its subsidiaries’s assets, except for those in existence on the date hereof and those created in the ordinary course of business.

Exhibit A -- Page 7

7.           Transfer Restrictions.

(a)
Definition of Transfer.  For purposes of this Section 7 “Transfer” shall mean any proposed, claimed or asserted voluntary or involuntary disposition of any shares of Preferred Stock, other than a Permitted Transfer, by any Shareholder or by such Shareholder's agent, executor, administrator, trustee, receiver or other legal representative in any manner whatsoever including, but not limited to, the following:  disposition by gift, sale, exchange or devise, pledge, mortgage, assignment, grant of a security interest or other encumbrance, attachment, levy of execution or seizure by creditor whether or not by judicial process, or assignment for the benefit of creditors.

(b)
Permitted Transfers.  Except for “Permitted Transfers,” described below, no holder of shares of the Preferred Stock or such holder’s respective agent, executor, administrator, trustee, receiver or other legal representative shall at any time Transfer shares of such Preferred Stock except in accordance with the provisions of Section 7 hereof, any attempt to do so will be null and void ab initio.  Shares of the Company’s Preferred Stock are transferable upon the following terms and Conditions:

(A)
(i) an effective registration statement of the Company under the Securities Act of 1933, as amended (the “Securities Act”) and required registration under applicable state securities laws, or (ii) receipt by the Company and its counsel of an opinion of counsel satisfactory to the Company that such Transfer is exempt from registration under the Act and under the applicable state securities laws and that, in the opinion of the Company’s counsel such transfer would not present a reasonable likelihood of preventing the Company from qualifying for the exemption from registration provided by Rule 12g-1 promulgated under the of the Securities Exchange Act of 1934, as amended; or

(B)
pursuant to distribution by an executor, administrator or trustee; passage under any judicial order or legal process in law or equity, including passage by reason of descent and distribution, dissolution of marriage, bankruptcy, legal incapacity or insanity; or transfer to a receiver for the administration of property of a holder.

(c)	Restrictive Legends. The certificates evidencing the Preferred Stock shall bear a legend in the form substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK OF THE COMPANY ISSUABLE UPON CONVERSION ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS MORE FULLY SET FORTH IN THE DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK DATED MARCH [__], 2013, A COPY OF WHICH IS AVAILABLE AT THE COMPANY’S PRINCIPLE EXECUTIVE OFFICES, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS, OR RECEIPT BY THE COMPANY AND ITS COUNSEL OF AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS AND THAT, IN THE OPINION OF THE COMPANY’S COUNSEL SUCH TRANSFER WOULD NOT PRESENT A REASONABLE LIKELIHOOD OF PREVENTING THE COMPANY FROM QUALIFYING FOR THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 12G-1 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A -- Page 8

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by, its President, and its Secretary, this ____ day of ______________, 2013.

FOREVER VALUABLE COLLECTTIBLES, INC.                                                                                                ATTEST

By:____________________________	By:____________________________
Name:	Name:
Title: President & CEO	Title: Secretary

Exhibit A -- Page 9

 EXHIBIT A

Redemption Price

Name of Holder	No. of Shares of Preferred Stock	No of Energis Membership Interests or Units

Exhibit A -- Page 10